UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2014

WRIGHT MEDICAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35823	13-4088127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1023 Cherry Road	38117
Memphis, Tennessee	(Zip code)
(Address of principal executive offices)

(901) 867-9971

(Registrant’s telephone number, including area code)

5677 Airline Road

Arlington, Tennessee 38002

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 9, 2014, pursuant to the previously disclosed Asset Purchase Agreement, dated as of June 18, 2013 (the “Purchase Agreement”), by and among Wright Medical Group, Inc. (the “Company”), MicroPort Scientific Corporation, a corporation formed under the laws of the Cayman Islands (“MicroPort”), and MicroPort Medical B.V., a besloten vennootschap formed under the laws of the Netherlands, the Company completed its divesture and sale of its business operations operating under the OrthoRecon operating segment (the “OrthoRecon Business”) to MicroPort. Pursuant to the terms of the Purchase Agreement, the Purchase Price (as defined in the Purchase Agreement) for the OrthoRecon Business was approximately $287.1 million, which MicroPort paid in cash.

Item 8.01 Other Events.

On January 9, 2014, the Company issued a press release announcing the completion of the transactions contemplated by the Purchase Agreement, which is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

99.2	Press Release of Wright Medical Group, Inc. dated January 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP, INC.
Dated: January 15, 2014	By:	/s/ Robert J. Palmisano

Name: Robert J. Palmisano
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

99.2	Press Release of Wright Medical Group, Inc. dated January 9, 2014